October 6, 2005

Mr. Leroy Halterman, President
Brinx Resources, Ltd.
820 Piedra Vista Road, N.E.
Albuquerque, NM 87123-1954

                                       RE:      LETTER AGREEMENT
                                                Vector Exploration, Inc.
                                                Three Sands Prospect
                                                Noble County, Oklahoma

Dear Lee:

This LETTER AGREEMENT shall set forth the terms and conditions for your participation in the Vector Exploration, Inc. ("VE") Three Sands Prospect located in Noble, County, Oklahoma. Specifically, you agree to participate with a 40% Working Interest, subject to the following:

1). You agree to purchase an undivided 40% Working Interest in the VE Three Sands Prospect for a total Buy-In Cost of $88,000 ($220,000 x .40) which is your proportionate share.

2). All future leasehold costs shall be billed to the Joint Account at $250/acre at a 78% net revenue basis.

3). Your Buy-In Cost includes all leasehold acquired (880 net acres) together with any limitations, whether force pooled or leased, and all prospect fees, geologic fees and brokerage expenses associated with the Three Sands Prospect. The purchase of any geophysical information, the geophysical interpretation and associated expenses thereof; and the normal administrative overhead for each well drilled in the Three Sands Prospect area shall not be included in the Buy-In Cost.

4). You agree to pay your Buy-In Cost upon the execution of this LETTER AGREEMENT, as well as your proportionate share of the estimated costs to casing point for:

           Drilling:    Kodesh #1-3                            Disposal Well
           Drilling:    Kodesh #2-3                            Production Well
           Re-Entry:    Smithheisler (Flying Double SS Lease)  Production Well

5). You agree to participate in the Drilling Operations (to casing point) in the wells as specified in Item #3, Kodesh #1, with your interest, bearing your proportionate share of a 25% carried Working Interest in all of these operations. The carried working interest in the Kodesh #1 disposal well shall be to casing point and the Smithheisler is to include intangible workover/completion costs. All future costs shall be billed to the Joint Account on a "heads up" basis. Your Before Casing Point Interest "BCP" shall be 50% and your After Casing Point Interest "ACP" shall be 40%. This carried Working Interest shall only apply to the two wells mentioned above and to the first new drill disposal or production well or re-entry on each 160 acre tract of land. Wells on additional leases taken will not be subject to the carried interest but will be subject to the $250 per acre acquisition cost. In any event the carried interest shall not exceed five (5) total wells.

6). Your Net Revenue Interest Lease "NRI" in the VE Three Sands Prospect shall be 78%.

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7).      You acknowledge and understand that some of these Prospects maybe
         Forced Pooled under Oklahoma law and as such, the various Respondents have the right to participate in any well. Should any Respondents elect to participate, then your participation interest shall be proportionately reduced in the spacing unit. Your costs in the project will also be proportionately reduced respectively.

8). Should you agree to participate in any completion attempt in any well drilled in the VE Three Sands Prospect, you agree to immediately forward your proportionate share of the Estimated Completion Costs, upon receipt of invoice, to Vector Exploration, Inc.

9). You agree to become a signatory to a mutually agreeable Joint Operating Agreement "JOA" consistent with industry standards (enclosed).

10). You acknowledge that you are a sophisticated & accredited investor and fully understand the inherent risks associated with oil & gas investing. Further, you acknowledge that no Return on Investment or Rate of Return has been guaranteed or promised, and, in fact, accept the possibility that you could lose 100% of your investment in this program.

Should you agree with these terms and conditions expressed herein, please execute this LETTER AGREEMENT in the space provided below.

Sincerely,

/s/ KENNETH HEDRICK

Kenneth Hedrick
President

Enclosure

Agreed and accepted this 6th day of October, 2005

WI OWNER: BRINX RESOURCES LTD.              Signature: /s/ LEROY HALTERMAN
         -----------------------------                --------------------------

By: Leroy Halterman                         Date: 10/6/05
   -----------------------------------           -------------------------------
   Name and Title
   President